Exhibit 10.8
Execution Copy
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
     This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is entered into as of July 1, 2008 (the “Effective Date”), by and between Gulfmark Offshore, Inc., a Delaware corporation (“Buyer”), and Larry T. Rigdon (“Rigdon”).
     WHEREAS, Buyer has entered into that certain Membership Interest and Stock Purchase Agreement dated as of May 28, 2008 (the “Purchase Agreement”), with Rigdon Marine Holding LLC (“RMH”) and Rigdon Marine Corporation (“RMC;” RMH and RMC each a “Company” and collectively, the Companies”), all the members of RMH (the “Members”) and Sherwood Investment L.L.C., John J. Tennant III Irrevocable Trust, Brian M. Bowman Irrevocable Trust and Bourbon Offshore (f/k/a Bourbon Offshore Holdings, SAS), as shareholders of RMC (with the Members collectively, “Sellers”);
     WHEREAS, pursuant to the Purchase Agreement, Sellers have agreed to sell, and Buyer has agreed to buy, all of the membership interests in RMH and all of the shares of Common Stock in RMC not owned by RMH;
     WHEREAS, Rigdon has been extensively involved in the management and operation of the Companies and their respective business operations and, directly or indirectly, owns a substantial equity interest in the Companies;
     WHEREAS, Rigdon, as a result of his equity interest in the Companies, will receive substantial consideration as of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”);
     WHEREAS, Buyer, as a condition to the Closing, requires that Rigdon execute and deliver this Agreement; and
     WHEREAS, Rigdon, for the consideration of the execution and delivery of the Purchase Agreement and the consideration to be received by Rigdon in connection with the transactions contemplated thereby, has agreed to, and does hereby, enter into this Agreement on the terms and conditions set forth below;
     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
     Definitions. For purposes of this Agreement, (a) the capitalized terms set forth below shall have the respective meanings specified below, and (b) other capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.
     “Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
     “Business” means the construction, ownership and/or operation of Offshore Support Vessels to be used for transportation of materials and supplies to and from offshore platforms and drilling rigs.

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or required by law or executive order to close.
     “Effective” means when the Purchase Price is delivered and received at Closing by the Seller Representative under the Purchase Agreement.
     “Offshore Support Vessels” means offshore platform supply vessels, offshore supply vessels and offshore crewboats.
     “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
     “Restriction Period” means the period commencing when this Agreement becomes Effective and ending two (2) years thereafter.
     “Territory” means the United States Gulf of Mexico and Trinidad and Tabago.
     Restrictive Covenants. During the Restriction Period, Rigdon shall not, directly or indirectly, on his own behalf or as a shareholder, owner, principal, member, partner, joint venturer, individual proprietor, employer, director, trustee, manager, officer, employee, consultant, independent contractor, agent, sales representative, investor or lender, or in any other individual, representative or other capacity (each an “Other Capacity”) (other than through passive investments in securities constituting not more than one percent (1%) of the outstanding securities of any class of publicly-traded securities registered on any national securities exchange or market other than securities of Buyer):
     construct, own or operate any Offshore Support Vessels, or provide goods, services, financing or other assistance to, any business that provides services similar to those provided by the Business anywhere in the Territory;
     solicit, induce or influence, or attempt to solicit, induce or influence, any Person to purchase or obtain any services of a type rendered by the Business from any Person in the Territory other than one of the Companies;
     solicit, induce or influence, or attempt to solicit, induce or influence, any customer, government agency, supplier, distributor, independent contractor, agent or other Person to terminate or otherwise alter its contractual or business relationship with any of the Companies, Buyer or any of their Affiliates; or
     solicit, entice, induce, suggest or request that any employee of any of the Companies, Buyer or any of their Affiliates (whether employed directly or indirectly, including through an employee leasing arrangement) terminate such employee’s relationship with such Company, Buyer or such Affiliate, as applicable.

     Nondisparagement. Rigdon agrees that he shall not make or publish any statement, written or oral, disparaging the reputation of any of the Companies, Buyer, any of their Affiliates or any of their respective directors, officers, employees, agents or representatives; provided that the foregoing shall not limit in any way the enforcement by Rigdon of any legal rights or claims against Buyer under this Agreement or the Purchase Agreement.
     Independence of Obligations. The covenants of Rigdon set forth in this Agreement shall be construed as separate agreements independent of any other agreement or arrangement between Rigdon, on the one hand, and Buyer, on the other. The existence of any claim or cause of action by Rigdon against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of any of the covenants contained in this Agreement against Rigdon.
     Reasonableness; Reformation. Rigdon acknowledges that, by virtue of his association with the Companies, he has developed considerable expertise in the operations of the Business. Rigdon recognizes that Buyer and the Companies would be irreparably damaged, and Buyer’s substantial investment in the Companies and their Business would be materially impaired, if Rigdon were to engage in any activity in violation of the terms of this Agreement. Accordingly, Rigdon expressly acknowledges that (a) he is voluntarily entering into this Agreement; (b) this Agreement is ancillary to the Purchase Agreement and Buyer would not have executed the Purchase Agreement and agreed to consummate the transactions contemplated thereby without Rigdon’s execution and delivery of this Agreement; (c) the provisions of this Agreement contain reasonable limitations as to time, geographical area and scope of activities to be restrained, and such limitations and the other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties with the assistance of legal counsel and are given as an essential and integral part of the transactions contemplated by the Purchase Agreement; (d) the provisions of this Agreement do not impose a greater restraint than is necessary to protect the goodwill and other business interests of Buyer and the Companies; (e) if any portion of the covenants and agreements set forth in this Agreement are held by a court of competent jurisdiction to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible as to time, scope of activities covered, and geographical area, and the remaining provisions of this Agreement shall nevertheless be binding upon the parties hereto with the same effect as though the invalid, unreasonable or arbitrary part had been severed and deleted and had never constituted a part hereof; and (f) if any court of competent jurisdiction determines the specified time period, scope of activities covered, or geographical area applicable to any provision of this Agreement to be invalid, unreasonable, arbitrary or against public policy, a lesser time period, scope of activities covered, and/or geographical area which is judicially determined to be reasonable, non-arbitrary and not against public policy may be enforced against Rigdon.
     Remedies. In the event of a breach or threatened breach of any covenant or agreement of Rigdon in this Agreement, remedies at law will not adequately compensate Buyer or the Companies for their respective injuries incurred as a result thereof. Accordingly, injunctive and/or equitable relief shall be available to Buyer and the Companies to specifically enforce this Agreement and prevent such breach and any continued breach of any covenant and agreement herein, and in any such action or proceeding to obtain injunctive or equitable relief Buyer or the

Companies shall not be required to post bond or otherwise prove the inadequacy of other available remedies.
     Waivers Applicable to Covenants. In its sole discretion, Buyer or the Companies shall have the right at any time and from time to time to waive all or any portion of the covenants contained in this Agreement as applicable to Rigdon, including reducing the scope of any such covenant or reducing the time period or the geographical area of any such covenant; provided, however, that, as so amended by waiver, such covenant shall remain fully in effect. In order to be effective, any such waiver must be in writing and executed by Buyer or the Companies.
     Tolling Provision. The duration of any restrictive covenant of Rigdon contained in this Agreement shall be extended by the length of time, if any, during which Rigdon is in breach of such restrictive covenant as adjudged pursuant to a non-appealable judgment of any court.
     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas as applied to contracts made and to be performed entirely within the State of Texas and without regard to the principles of conflicts of law thereof. Rigdon hereby waives his right to assert in any proceeding involving this Agreement that the law of any other jurisdiction shall apply to such dispute; and Rigdon hereby covenants that he shall assert no such claim in any dispute arising under or in connection with this Agreement.
     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.
     Notices. All notices, requests, consents and demands to or upon the respective parties hereto shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made: (a) if delivered by hand (including by overnight courier), when delivered; (b) on the next Business Day after delivery to a nationally recognized overnight carrier service if sent by overnight delivery for next morning delivery; (c) in the case of mail, three (3) Business Days after deposit in United States first class mail, certified with return receipt requested and postage prepaid; and (d) in the case of facsimile transmission, when receipt is mechanically acknowledged. In each case: (x) if delivery is not made during normal business hours at the place of receipt, receipt and due notice under this Agreement shall be deemed to have been made on the immediately following Business Day; and (y) notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

If to Buyer or the Companies to:	GulfMark Offshore, Inc. 10111 Richmond Avenue Suite 340 Houston, Texas 77042 Attention: Bruce A. Streeter Fax: (713) 963-9796

With a copy to:	Strasburger & Price, LLP 1401 McKinney

Suite 2200 Houston, Texas 77010 Attention: Garney Griggs Fax: (832) 397-3522

If to Rigdon:	Larry T. Rigdon 914 Main Street, Suite 1805 Houston, Texas 77002 Email: rigdon@bellsouth.net

With a copy to:	Stewart F. Peck Lugenbuhl Wheaton Peck Rankin & Hubbard 601 Poydras St., Suite 2775 New Orleans, Louisiana Fax: (504) 310-9195
     Assignment; Binding Effect. Buyer, the Companies, and their respective successors and assigns, may transfer and assign this Agreement and/or any of its and their respective rights and obligations under this Agreement to a wholly-owned subsidiary of such entity without notice to Rigdon. This Agreement may not be transferred or assigned by Rigdon. This Agreement shall be binding upon and shall inure to the benefit of (i) the parties hereto and the Companies, and (ii) the respective heirs, legal representatives, successors and permitted assigns of each of the Persons referred to in clauses (i) and (ii) of this sentence.
     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original of this Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.
     Entire Agreement; Survival. The preamble and recitals hereto are an integral part of this Agreement and are hereby incorporated by reference into and made a part of this Agreement for all purposes. This Agreement (a) contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein, and (b) supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter; provided, however, that nothing herein shall negate, supersede or limit any provision of the Purchase Agreement or of any other agreement, document or certificate executed and delivered pursuant to the Purchase Agreement, all of which shall continue in effect in accordance with their respective terms.
     Amendments. Except as otherwise expressly provided in Section 7, this Agreement may be amended, modified or supplemented only by an agreement in writing signed by Buyer and Rigdon.

     Waivers. Subject to Section 7, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.
     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.
     Attorneys’ Fees and Costs. If attorneys’ fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in connection therewith.
     Further Assurances. Each party hereto agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement.
     Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding any portion of the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.
     Matthew M. Rigdon. It is understood that Rigdon’s son, Matthews M. Rigdon (“Matthew”) is employed by the Companies. Notwithstanding anything herein to the contrary, Matthew may be employed by the Companies during the Restriction Period and Rigdon, as Matthew’s father, may consult with, advise, influence and encourage his son, and such employment by the Companies of Matthew and such activities by Rigdon shall not be deemed violative of the terms, conditions and obligations under this Agreement. Such permitted parental activities shall not include any activities by Rigdon, directly or indirectly, on his own behalf or in any Other Capacity, in any business in which his son is involved.
     Effectiveness of the Agreement. Notwithstanding anything herein to the contrary, this Agreement shall not go into full effect and be binding upon Rigdon, his heirs, successors and assigns, until the Agreement becomes Effective.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

BUYER: GULFMARK OFFSHORE, INC.
By:	/s/ Bruce Streeter
	Name:	Bruce Streeter
	Title:	President & CEO

RIGDON:
/s/ Larry T. Rigdon
Larry T. Rigdon